Exhibit 10.16
ASSIGNMENT AND ASSUMPTION AGREEMENT
BY AND BETWEEN
Asset Capital Management, LLC,
a Maryland limited liability company, ARV/ACC Engineering LLC, a Delaware limited liability company, and Asset Capital Corporation, L.L.C., a Delaware limited liability company, as Assignors
AND
Asset Capital Corporation, Inc.,
a Maryland corporation,
as Assignee

TABLE OF CONTENTS

ARTICLE I THE ASSIGNMENT	3

1.1 Assignment	3
1.2 Consideration	3
1.3 Registration Rights	4

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS	4

2.1 Representations and Warranties of Assignee	4
2.2 Representations and Warranties of Assignors	5
2.3 Covenants of Assignee	8
2.4 Covenants of Assignors	8

ARTICLE III CONDITIONS PRECEDENT TO THE CLOSING	9

3.1 Conditions to Assignee’s Obligations	9
3.2 Conditions to Assignors’ Obligations	10

ARTICLE IV CLOSING AND CLOSING DOCUMENTS	10

4.1 Closing	10
4.2 Assignors’ Deliveries	10
4.3 Assignee’s Deliveries	11
4.4 Fees and Expenses; Closing Costs	11

ARTICLE V MISCELLANEOUS	11

5.1 Notices	11
5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies	13
5.3 Exhibits	14
5.4 Successors and Assigns	14
5.5 Article Headings	14
5.6 Governing Law	14
5.7 Counterparts	14
5.8 Survival	14
5.9 Severability	14
5.10 Attorneys’ Fees	14

EXHIBITS
A Subscription Agreement
B Bill of Sale
C Assignment and Assumption Agreement related to Intangible Assets

(i)

ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of this 23rd day of June, 2005 by and among Asset Capital Management, LLC, a Maryland limited liability company (“ACM”), ARV/ACC Engineering LLC, a Delaware limited liability company (“ARV/ACC Engineering”), Asset Capital Corporation, L.L.C., a Delaware limited liability company (“ACC”, and together with ACM and ARV/ACC Engineering, the “Assignors” and each individually an “Assignor”), and Asset Capital Corporation, Inc., a Maryland corporation (“Assignee”).
RECITALS
     A. ACM currently manages certain properties pursuant to the terms of the following management agreements (the “ACM Assets”):
     (i) Management Agreement, dated as of December 16, 2004, by and between ACM and Second Pidgeon LLC, a Virginia limited liability company;
     (ii) Management Agreement, dated as of June 25, 2001, by and between ACM and Landover Metro LLC, a Maryland limited liability company;
     (iii) Management Agreement, dated as of May 12, 2004, by and among ACM, Century South Investors LLC, a Maryland limited liability company, Leo Halpert and ACC;
      (iv) Management Agreement, dated as of February 26, 2001, by and between ACM and Twelve Oaks Investment LLC, a Delaware limited liability company;
      (v) Management Agreement, dated as of April 15, 2005, by and between ACM and Research 28 Associates Limited Partnership;
     (vi) Management Agreement, dated as of April 15, 2005, by and between ACM and Plaza 270 Associates Limited Partnership, a Maryland limited partnership; and
     (vii) Employee benefits arrangements owned or provided by ACM.
     B. ARV/ACC Engineering currently conducts engineering and maintenance services for certain properties pursuant to the terms of the following engineering and maintenance agreements (the “ARV/ACC Engineering Assets”):
     (i) Proposal for Planned Periodic Maintenance, dated as of January 27, 2004, by and between ARV/ACC Engineering and Commerce Center I, L.L.C., a Maryland limited liability company;
     (ii) Proposal for Planned Periodic Maintenance, dated as of January 5, 2004, by and between ARV/ACC Engineering and Garden City Drive Investors LLC, a Delaware limited liability company;

     (iii) Proposal for Planned Periodic Maintenance, dated as of January 1, 2004, by and between ARV/ACC Engineering and Twelve Oaks Investment LLC, a Delaware limited liability company;
     (iv) Proposal for Planned Periodic Maintenance, dated as of April 15, 2005, by and among ARV/ACC Engineering, Plaza 270 Associates Limited Partnership, a Maryland limited partnership and Research 28 Associates, LP;
     (v) Proposal for Planned Periodic Maintenance, dated as of January 27, 2004, by and between ARV/ACC Engineering and 717 14th Street, LLC, a Delaware limited liability company; and
     (vi) Employees and employee benefits arrangements owned or provided by ARV/ACC Engineering.
     C. ACC currently manages certain properties pursuant to the terms of the following management agreements and has rights under certain other agreements and owns certain other assets described below (the “ACC Assets”, and together with the ACM Assets and the ARV/ACC Engineering Assets and any and all intangibles assets related to ACM, ACC and ARV/ACC Engineering, the “Assets”):
     (i) Management Agreement, dated as of September 30, 1999, by and between ACC and Pidgeon Hill Drive Investors LLC, a Virginia limited liability company;
     (ii) Management Agreement, dated as of September 29, 2000, by and between ACC and Commerce Center I, L.L.C., a Maryland limited liability company;
     (iii) Assignment and Assumption of Partnership Interest Sale/Purchase Option Agreement (Class B Interests), dated as of May 27, 2005, by and between ACC and Westat, Inc., a Delaware corporation;
     (iv) Assignment and Assumption of Partnership Interest Sale/Purchase Option Agreement (Class C Interests), dated as of May 27, 2005, by and between ACC and Westat, Inc., a Delaware corporation;
     (v) Agreement of Sale and Purchase of Improved Real Property, dated as of April 1, 2005, by and between ACC and Executive Tower Associates, Limited Partnership, a New Mexico limited partnership;
     (vi) Purchase and Sale Agreement Pan Am International Flight Academy Sterling, Virginia, dated as of May 19, 2005, by and between ACC and Loudoun Flight Simulator Limited Partnership, a Virginia limited partnership;
     (vii) Right, title and interest in and to asset management fees pursuant to: (A) the Commerce Center I, L.L.C. operating agreement, dated September 28, 2000, by and between ACC II, LLC and a number of individual investors, (B) the Pidgeon Hill Drive LLC operating agreement, dated September 30, 1999, by and between ACC and number of individual investors, (C) the Century South Investors LLC operating agreement, dated April 2004, by and between ACC and a number of individual investors, (D) the Second Pidgeon LLC operating agreement, dated December 2004, by and between ACC and a number of other individual investors, (E) the Twelve Oaks Investment LLC operating agreement, dated February 23, 2001, by and between ACC and a number of other individual investors and (F) the Garden City Drive LLC operating agreement, dated as of September 27, 2002, by and between ACC and a number of other individual investors;
     (viii) Ownership interests in Plaza 270 Investment LLC, a Maryland limited liability company; and
     (ix) furniture, fixtures, equipment, office supplies, miscellaneous other similar personal property, employees and employee benefits arrangements owned or provided by ACC.
     D. Each Assignor desires to assign all of its rights, title and interest in and to the Assets to Assignee, on the terms and conditions hereinafter set forth.
     E. Assignee desires to assume and accept the Assets from each Assignor, on the terms and conditions hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
THE ASSIGNMENT
     1.1 Assignment. Each Assignor agrees to sell, assign, transfer, convey and deliver to Assignee all of their right, title and interests in and to the Assets, and Assignee agrees to accept and assume the Assets pursuant to the terms and conditions set forth in this Agreement. Assignee does hereby accept the foregoing assignment and assumes and agrees to be responsible for all liabilities and obligations relating to the Assets which arise after the date hereof. The Assets shall be transferred to Assignee free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto.
     1.2 Consideration. The total consideration (the “Consideration”) for which the Assignors agree to contribute and assign all of their right, title and interests in the Assets to Assignee, and which Assignee agrees to pay or deliver to Assignors, subject to the terms of this Agreement, shall be the issuance to Assignors of 394,385 shares (the “Shares”) of common stock, $.001 par value per share, of the Assignee (the “Common Stock”). The number of shares to be distributed to ACM in exchange for the assignment of the ACM Assets shall be 205,534, the number of shares to be distributed to ARV/ACC Engineering in exchange for the ARV/ACC

Engineering Assets shall be 48,655 and the number of shares to be distributed to ACC in exchange for the ACC Assets shall be 140,196. On the Closing Date (as defined below), the Shares shall be issued to each Assignor in the amounts stated in the preceding sentence. The certificates evidencing the Shares will bear appropriate legends indicating that the Shares have not been registered under the Securities Act of 1933, as amended (“Securities Act”).
     1.3 Registration Rights. Each Assignor will be a beneficiary of the registration rights agreement entered into between the Assignee and Friedman, Billings, Ramsey & Co., Inc. in connection with the private placement of the Assignee’s Common Stock pursuant to Rule 144A, Regulation S and Regulation D, each promulgated under the Securities Act (the “Securities Offering”). A form of the registration rights agreement is attached as Annex V to the offering memorandum related to the Securities Offering.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     2.1 Representations and Warranties of Assignee. Assignee hereby represents and warrants unto each Assignor that the following statements are true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date:
          (a) Organization and Power. Assignee is duly incorporated, validly existing and in good standing as a corporation under the laws of the state of Maryland, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Assignee of its obligations under this Agreement have been duly authorized by all requisite action of Assignee and require no further action or approval of Assignee’s partners or of any other individuals or entities to constitute this Agreement as a binding and enforceable obligation of Assignee, assuming due authorization, execution and delivery of this Agreement by each of the Assignors, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity.
          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Assignee has resulted, or will result, in any violation of, default under, or acceleration of, any obligation under the Assignee’s articles of amendment and restatement, amended and restated bylaws or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Assignee.
          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Assignee in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to materially and adversely affect the business, financial position, or results of operations of Assignee, or (iii) would reasonably be expected to materially and adversely affect the ability of Assignee to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

          (d) Shares Validly Issued. The Shares, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable.
          (e) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Assignee has been obtained.
          (f) Bankruptcy with respect to Assignee. No Act of Bankruptcy has occurred with respect to Assignee. As used herein, “Act of Bankruptcy” shall mean if a party hereto shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.
          (g) Brokerage Commission. Assignee has not engaged the services of, nor has it or will it or the Assignors become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by Assignee. Assignee hereby agrees to indemnify and hold the Assignors and their employees, directors, members, partners, affiliates and agents, if applicable, harmless against any claims, liabilities, damages or expenses arising out of a breach of this Section 2.1(g). This indemnification shall survive Closing or any termination of this Agreement.
     2.2 Representations and Warranties of Assignors. Each Assignor hereby represents and warrants unto Assignee that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date; provided, that the representations and warranties of each Assignor relate solely to such Assignor except where noted below:
          (a) Organization and Power. ACM is duly organized and validly existing and in good standing as a Maryland limited liability company, ARV/ACC Engineering is duly organized and validly existing and in good standing as a Delaware limited liability company, and ACC is duly organized and validly existing and in good standing as a Delaware limited liability company. Each Assignor has full rights, powers, and authority to enter into this Agreement and to assume and perform all of their obligations under this Agreement; and the execution and delivery of this Agreement and the performance by each Assignor of its obligations hereunder has been duly authorized by all requisite action of each Assignor and require no further action or approval of each Assignor’s members, managers, partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such Assignor, assuming due authorization, execution and delivery of this Agreement by the Acquirer and the other Assignors, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity.
          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by each Assignor has resulted, or will result, in any violation of, default under, or acceleration of, any obligation under any limited liability company agreement, regulation, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Assignor or to such Assignor’s interests in the Assets.
          (c) Litigation. There is no action, suit, claim, or proceeding pending or threatened against or affecting each Assignor or such Assignor’s interests in the Assets in any court, or before any arbitrator, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to materially and adversely affect the business, financial position or results of operations (a “Material Adverse Effect”) of such Assignor, (iii) would reasonably be expected to materially and adversely affect the ability of such Assignor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (iv) would reasonably be expected to create a lien on such Assignor’s interests in the Assets, any part thereof, or any interest therein, or (E) would reasonably be expected to adversely affect the Assets, or any interest therein.
          (d) Good Title. (i) Each Assignor has good title to its interests in the Assets on the date hereof and will have good title to its interests in the Assets on the Closing Date, and (ii) each Assignor’s interests in the Assets on the date hereof are and on the Closing Date will be free and clear of all liens, encumbrances, prior assignments or conveyances, conditions, restrictions, pledges, voting agreements, security interests, claims and any other matters affecting title thereto.
          (e) Validity of Contracts. To the knowledge of each Assignor, (i) no event has occurred which, after notice or the passage of time or both, would constitute a material default or breach by any party to any of the Assets and, if applicable, any agreements underlying the Assets, (ii) no party to any of the Assets and, if applicable, any agreements underlying the Assets, has terminated or adversely modified or, to the knowledge of each Assignor intends to terminate or adversely modify, the Assets and, if applicable, any agreements underlying the Assets or obligations with respect thereto, or cease performing thereunder, and (iii) there are no outstanding material disputes under any of the Assets and, if applicable, any agreements underlying the Assets, and there is no pending or, to the knowledge of each Assignor, threatened litigation or other legal proceeding with respect to the Assets and, if applicable, any agreements underlying the Assets.
          (f) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Assignors has been obtained or will be obtained on or before the Closing Date.
          (g) Taxes. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby, with respect to such Assignor’s interests in the Assets, except such tax liens for which the tax is not due. No federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against such Assignor’s interests in the Assets.
          (h) Patriot Act Representations. The Assignors, or to the knowledge of the Assignors, or any direct or indirect owner of the Assignors are not, (i) included on any Government List, (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been indicted or convicted of any Patriot Act Offenses, or (iv) is currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) “Government List” means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) “OFAC” means the Office of Foreign Asset Control, U.S. Department of the Treasury, (iii) “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, any of the foregoing.
          (i) Tax Matters. Each Assignor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of its Assets to Assignee and the receipt of Shares as consideration therefor, and (ii) any other transaction contemplated by this Agreement. Each Assignor further represents and warrants that it has not relied on Assignee or Assignee’s representatives or counsel for such tax advice.
          (j) Bankruptcy with respect to Assignors. No Act of Bankruptcy has occurred with respect to each Assignor.
          (k) Brokerage Commission. Each Assignor has not engaged the services of, nor has it or will it or Assignee become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by such Assignor. Each Assignor hereby agrees to indemnify and hold Assignee and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.
     2.3 Covenants of Assignee. Assignee agrees as follows:
          (a) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Assignee and the Assignors, the Assignee shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as such Assignors may reasonably require to consummate the transactions contemplated hereunder.
          (b) Tax Treatment. Assignee shall (i) report the transfer of Assignee’s interests by such Assignor in the Assets on all relevant tax returns of Assignee as a transfer to Assignee pursuant to Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (including compliance with the reporting and record-keeping requirements in Treasury Regulations section 1.351-3); (ii) not take any position or action that is inconsistent with that characterization in any audit, administrative proceeding, litigation or otherwise; and (iii) not take any action that reasonably could be expected to cause Section 351 of the Code not to apply.
     2.4 Covenants of Assignors. Each Assignor agrees as follows:
          (a) Actions Regarding the Assets. Except as otherwise permitted hereby, from the date hereof until the Closing Date, each Assignor shall use reasonable commercial efforts not to take any action or fail to take any action within such Assignor’s control the result of which would (i) have a Material Adverse Effect on the Assets, such Assignor’s ability to contribute, transfer, assign and convey the Assets to Assignee or Assignee’s ability to assume and continue to perform such Assignor’s obligations under the Assets after the Closing Date in substantially the same manner as presently conducted or (ii) cause any of the representations and warranties contained in Section 2.2 to be untrue as of the Closing Date.
          (b) Confidentiality. Each Assignor acknowledges that the matters relating to the Securities Offering, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, each Assignor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 2.4) prior to the Securities Offering, without Assignee’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to such Assignor’s employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information. In the event that an Assignor or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify Assignee promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 2.4. Each Assignor acknowledges that remedies at law may be inadequate to protect Assignee against any actual or threatened breach of this Section 2.4, and, without prejudice to any other rights and remedies otherwise available, each Assignor agrees to the granting of injunctive relief in favor of Assignee without proof of actual damages.
          (c) Tax Treatment. Each Assignor shall (i) report the transfer of such Assignor’s interests in the Assets to the Assignee by such Assignor on all relevant tax returns of such Assignor as a transfer to Assignee pursuant to Section 351(a) of the Code (including compliance with the reporting and record-keeping requirements in Treasury Regulations section 1.351-3); (ii) not take any position or action that is inconsistent with that characterization in any audit, administrative proceeding, litigation or otherwise; and (iii) not take any action that reasonably could be expected to cause Section 351 of the Code not to apply.
          (d) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Assignee and the Assignors, each Assignor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Assignee may reasonably require to consummate the transactions contemplated hereunder.
ARTICLE III
CONDITIONS PRECEDENT TO THE CLOSING
     3.1 Conditions to Assignee’s Obligations. In addition to any other conditions set forth in this Agreement, Assignee’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Assignee’s obligations under this Agreement.
          (a) Assignors’ Obligations. Each Assignor shall have performed all obligations of such Assignor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Assignee, all of the documents and other information required of such Assignor pursuant to Section 4.2.
          (b) Assignors’ Representations and Warranties. Each Assignor’s representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date, and each Assignor shall have executed and delivered to Assignee at Closing a certificate to the foregoing effect.
          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (d) Completion of Securities Offering. The Securities Offering shall have been completed.

     3.2 Conditions to Assignors’ Obligations. In addition to any other conditions set forth in this Agreement, each Assignor’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to each Assignor’s obligations under this Agreement.
          (a) Assignee’s Obligations. Assignee shall have performed all obligations of Assignee hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to each Assignor, all of the documents and other information required of Assignee pursuant to Section 4.3.
          (b) Assignee’s Representations and Warranties. Assignee’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date, and Assignee shall have executed and delivered to each Assignor at Closing a certificate to the foregoing effect.
          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (d) Completion of the Securities Offering. The Securities Offering shall have been completed.
ARTICLE IV
CLOSING AND CLOSING DOCUMENTS
     4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the same date as the closing of the Securities Offering (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to December 31, 2005.
     4.2 Assignors’ Deliveries. At the Closing, each Assignor shall deliver the following to Assignee in addition to all other items required to be delivered to Assignee by such Assignor:
          (a) Subscription Agreement. Each Assignor shall have executed and delivered to Assignee a Subscription Agreement, in substantially the form of Exhibit A attached hereto (the “Subscription Agreement”);
          (b) Bill of Sale. If applicable, each Assignor shall have executed and delivered to Assignee a Bill of Sale, in substantially the form of Exhibit B attached hereto (the “Bill of Sale”);
          (c) Authority Documents. Evidence satisfactory to Assignee that the person or persons executing the closing documents on behalf of each Assignor has full right, power, and authority to do so.

          (d) Certificate of Representations and Warranties. The certificate required by Section 3.1(b).
          (e) Form W-9. A properly completed IRS Form W-9.
          (f) Other Documents. Any other document or instrument reasonably requested by Assignee or required hereby.
     4.3 Assignee’s Deliveries. At the Closing, Assignee shall deliver the following to each Assignor:
          (a) Certificates for Shares. Certificates duly issued by Assignee in the name of each Assignor as of the Closing Date representing the Shares to which each Assignor is entitled pursuant to Section 1.2 of this Agreement;
          (b) Subscription Agreements. Assignee shall have executed and delivered the each Assignor a Subscription Agreement.
          (c) Authority Documents. Evidence satisfactory to each Assignor that the person or persons executing the closing documents on behalf of Assignee have full right, power, and authority to do so.
          (d) Certificate of Representations and Warranties. The certificate required by Section 3.2(b).
          (e) Other Documents. Any other document or instrument reasonably requested by each Assignor or required hereby.
     4.4 Fees and Expenses; Closing Costs. Assignee shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that each Assignor shall pay its own attorneys’ and consultants’ fees and expenses. The Assignee shall be entitled to deduct and withhold from the Consideration otherwise payable to any Assignor pursuant to this Agreement such amounts as the Assignee is required to deduct and withhold with respect to the making of such payment under the Code, the regulations thereunder, or other applicable law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Assignor in respect of which such withholding was made.
ARTICLE V
MISCELLANEOUS
     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. All notices to Assignee shall be addressed as follows:
Assignee:
Asset Capital Corporation, Inc.
7315 Wisconsin Avenue, Suite 205 East
Bethesda, MD 20814
Telephone:     (301) 656-2333
Facsimile:
Attn:       Barry E. Johnson

     Assignors’ address for all purposes under this Agreement shall be the following:
Assignors:
Asset Capital Corporation, L.L.C.
7315 Wisconsin Avenue, Suite 205 East
Bethesda, MD 20814
Telephone:     (301) 656-2333
Facsimile:
Attn:       Blair D. Fernau
Asset Capital Management, LLC
7315 Wisconsin Avenue, Suite 205 East
Bethesda, MD 20814
Telephone:     (301) 656-2333
Facsimile:
Attn:       Blair D. Fernau
ARV/ACC Engineering LLC
7315 Wisconsin Avenue, Suite 205 East
Bethesda, MD 20814
Telephone:     (301) 656-2333
Facsimile:
Attn:       Blair D. Fernau
Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.
     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to each Assignor or Assignee upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by each Assignor or Assignee of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to each Assignor or Assignee either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.
     5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Assignee or the Assignors without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Assignors, Assignee, and their respective legal representatives, successors, and permitted assigns.
     5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.
     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland, without regard to conflicts of laws principles.
     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
     5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing.
     5.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     5.10 Attorneys’ Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interests in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first above written.

ASSIGNORS:

Asset Capital Management, LLC, a Maryland limited liability company

By:	/s/ William B. LeBlanc

Name:	William B. LeBlanc, III
Title:	Member

ARV/ACC Engineering LLC, a Delaware limited liability company

By:	/s/ William B. LeBlanc

Name:	William B. LeBlanc, III
Title:	Member

Asset Capital Corporation, L.L.C., a Delaware limited liability company

By:	/s/ William B. LeBlanc

Name:	William B. LeBlanc, III
Title:	Member

ASSIGNEE:

Asset Capital Corporation, Inc., a Maryland corporation

By:	/s/ Barry E. Johnson

Name: Title:	Barry E. Johnson Chief Financial Officer, Secretary and Treasurer